Exhibit 2.3

THE WARRANTS REPRESENTED HEREBY AND THE UNDERLYING SECURITIES ISSUABLE UPON EXERCISE HEREUNDER HAVE BEEN QUALIFIED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REGULATION A. TIER 2, OFFERING STATEMENT IN AN EXEMPT OFFERING UNDER THE SECURITIES ACT OF 1933, AS AMENDED. RESALES OF THE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LEGISLATION AND THEREFORE RESALES OF THE WARRANTS MAY, IN SOME STATES BE LIMITED BY STATE SECURITIES LEGISLATION UNLESS AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE UNDER THAT STATES’ SECURITIES LAWS.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 9 MONTHS AFTER

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE AFTER 5:00 PM (VANCOUVER TIME) ON THE DATE THAT IS THE TWENTY-FOUR (24) MONTH ANNIVERSARY OF ISSUANCE OF A RESPECTIVE PURCHASER’S UNITS IN THE OFFERING (THE “CLOSING DATE”).

WARRANT CERTIFICATE

DRAGANFLY INC.

(a British Columbia Company)

Certificate Number: [●]	[●] Warrants to Purchase
[●] Shares

COMMON SHARE PURCHASE WARRANTS

THIS IS TO CERTIFY THAT, for value received, [●] of or his lawful assignee (the “Holder”) is the registered holder of warrants (the “Warrants”) of Draganfly Inc. (the “Company”). Each Warrant shall entitle the Holder to subscribe for and purchase one fully paid and non-assessable common shares without par value (collectively the “Shares” and individually, a “Share”) in the authorized capital of the Company at any time on or before 5:00 p.m. Vancouver time on the date that is the twenty-four (24) month anniversary of issuance of a respective purchaser’s Units in the Offering, (the “Expiry Date”), at a price of US$0.71 per Share, subject, however, to the provisions and upon the Terms and Conditions attached hereto as Schedule “A.” The Warrants are exercisable immediately and terminating on the date that is the twenty-four (24) month anniversary of issuance of a respective purchaser’s Units (defined below) in the offering of the securities described in the Offering Circular that is available through the online website platform located at www.draganfly.com, which is owned and operated by the Company, as well as on the SEC EDGAR website and the SEDAR website. Each “Unit” of securities is comprised of one Share, and one Warrant to purchase one additional Share.

The rights represented by this Warrant Certificate may be exercised by the Holder, in whole or in part (but not as to a fraction of a Share) by surrender of this Warrant Certificate (properly endorsed as required), together with a Warrant Exercise Form in the form attached hereto as Appendix “B”, duly completed and executed, to the Company at 2108 St. George Avenue, Saskatoon, SK, S7M 0K7 (Attention: Chief Financial Officer), or such other address as the Company may from time to time in writing direct, together with a certified cheque or bank draft payable to or to the order of the Company in payment of the purchase price of the number of Shares subscribed for. The Holder is advised to read “Instruction to Holders” attached hereto as Appendix “A” for details on how to complete the Warrant Exercise Form (as such term is defined in Schedule “A”).

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed by its duly authorized officer, this

DRAGANFLY INC.

Per:

Authorized Signatory

SCHEDULE “A”

TERMS AND CONDITIONS

ATTACHED TO COMMON SHARE PURCHASE WARRANTS

ISSUED BY DRAGANFLY INC.

(the “Company”)

Each Warrant of the Company, whether single or part of a series, is subject to these Terms and Conditions as they were at the date of issue of the Warrant.

PART 1.
DEFINITIONS AND INTERPRETATION

Definitions

1.1	In these Terms and Conditions, except as otherwise expressly provided herein, the following words and phrases will have the following meanings:

(a)	“Company” means Draganfly Inc. and includes any successor corporations;

(b)	“Company’s auditor” means the accountant duly appointed as auditor of the Company;

(c)	“Exchange” has the meaning ascribed thereto in §3.3;

(d)	“Exercise Price” means US$0.71 per Share or as may be adjusted as per Part 5;

(e)	“Expiry Date” means the date defined as such on the face page of the Warrant Certificate;

(f)	“Expiry Time” means 5:00 p.m. Vancouver time on the Expiry Date;

(g)	“Holder” means the registered holder of a Warrant;

(h)	“Joint Actors” has the meaning ascribed thereto in §7.1;

(i)	“person” means an individual, corporation, partnership, trustee or any unincorporated organization, and words importing persons have a similar meaning;

(j)	“Shares” or “shares” means the common shares in the capital of the Company as constituted at the date of issue of a Warrant and any shares resulting from any event referred to in §4.7;

(k)	“U.S. Securities Act” has the meaning ascribed thereto in §2.6;

(l)	“Warrant” means a warrant as evidenced by the certificate, one Warrant entitles the holder to purchase one (1) Share of the Company (subject to adjustment) on or before the Expiry Date at the Exercise Price set forth on the Warrant Certificate;

(m)	“Warrant Certificate” means the certificate evidencing the Warrant;

(n)	“Warrant Exercise Form” means Appendix “B” hereof; and

(o)	“Warrant Transfer Form” means Appendix “C” hereof.

General

1.2	In these Terms and Conditions, except as otherwise expressly provided herein:

(a)	the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Part, clause, subclause or other subdivision;

(b)	a reference to a Part means a Part of these Terms and Conditions and the symbol § followed by a number or some combination of numbers and letters refers to the section, paragraph or subparagraph of these Terms and Conditions so designated;

(c)	the headings are for convenience only, do not form a part of these Terms and Conditions and are not intended to interpret, define or limit the scope, extent or intent of these Terms and Conditions or any of its provisions;

(d)	all dollar amounts referred to herein are expressed in United States funds;

(e)	time will be of the essence hereof; and

(f)	words importing the singular number include the plural and vice versa, and words importing the masculine gender include feminine and neuter genders.

(g)	this Warrant Certificate shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Applicable Law

1.3	This Warrant shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without reference to its principles governing the choice or conflict of laws.

PART 2.
ISSUE OF WARRANTS

Additional Warrants

2.1	The Company may at any time and from time to time issue Warrants or grant options or similar rights to purchase shares of in its capital.

Issue in Substitution for Lost Warrants

2.2	In case a Warrant Certificate will become mutilated, lost, destroyed or stolen, the Company in its discretion may issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for, and in place of, and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the Warrants represented by such substituted Warrant Certificate will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants of the same issue. The Company may charge a reasonable fee for the issuance and delivery of a new Warrant Certificate.

2.3	The applicant for the issue of a new Warrant Certificate pursuant hereto will bear the cost of the issue thereof and in the case of loss, destruction or theft furnish to the Company such evidence of ownership, and of loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as will be satisfactory to the Company in its discretion; and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion and will pay the reasonable charges of the Company in connection therewith.

Holder not a Shareholder

2.4	The holding of a Warrant will not constitute the Holder a shareholder of the Company, nor entitle the Holder to any right or interest in respect thereof, except as expressly provided in the Warrant Certificate.

Canadian Securities Law Exemption

2.5	The Holder acknowledges and agrees that the Warrants and any Shares issued pursuant to the exercise of any Warrants have been or will be issued pursuant to an exemption from the registration and prospectus requirements of applicable Canadian securities law and that the Company has no obligation to, and does not intend to, file any prospectus or registration statement in any jurisdiction in order to qualify any of such Warrants and/or Shares for resale.

U.S. Securities Law Matters

2.6	Neither the Warrants nor the Shares issuable upon exercise hereof have been or will be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or U.S. state securities laws. The Warrants and the Shares issuable upon exercise hereof have been qualified in an exempt Regulation A. Tier 2 offering pursuant to Section 3(b) of the U.S. Securities Act. The Warrants and Shares issuable hereunder are not “restricted securities” as defined in Rule 144 of the U.S. Securities Act. Notwithstanding the foregoing the Warrants and the Shares issuable thereunder may not be transferred or resold in the United States without an exemption under applicable state securities legislation and regulations thereunder.

PART 3.
OWNERSHIP AND TRANSFER OF WARRANT

Exchange of Warrants

3.1	A Warrant Certificate in any authorized denomination, upon compliance with the reasonable requirements of the Company, may be exchanged for a Warrant Certificate(s) in any other authorized denomination of the same issue entitling the Holder to purchase an equal aggregate number of Shares at the same Exercise Price and on the same terms as the Warrant Certificate so exchanged.

3.2	Warrants may be exchanged only with the Company. Any Warrants tendered for exchange will be surrendered to the Company and cancelled.

3.3	Subject to applicable securities legislation and the rules, policies, notices and orders issued by applicable securities regulatory authorities, including the Canadian Securities Exchange, or such other stock exchange as the Shares may then be listed and posted for trading on (the “Exchange”), the Warrants are transferable on the terms and conditions contained herein and by the Holder completing and submitting to the Company a completed and duly executed Warrant Transfer Form and provision of such additional documents as may be reasonably requested by the Company. Subject to the foregoing, the Company shall issue and mail as soon as practicable, and in any event within 5 business days of receipt of this Warrant certificate, together with a duly completed and executed Warrant Transfer Form attached hereto, a new Warrant certificate (with or without legends as may be appropriate) registered in the name of the transferee or as the transferee may direct and shall take all other necessary actions to effect the transfer as directed.

Charges for Exchange

3.4	On exchange of Warrants, the Company, except as otherwise herein provided, may charge a reasonable fee for each new Warrant Certificate issued, and payment of any transfer taxes or governmental or other charges required to be paid will be made by the party requesting such exchange.

Ownership of Warrants

3.5	The Company may deem and treat the Holder of a Warrant as the absolute owner of such Warrant for all purposes and will not be affected by any notice or knowledge to the contrary.

Notice to Holder

3.6	Unless herein otherwise expressly provided, any notice to be given hereunder to a Holder will be deemed to be validly given, if mailed to the address of the Holder as set out on the Warrant Certificate. Any notice so given will be deemed to have been received 5 days from the date of mailing to the Holder or any market intermediary then holding the Warrants of the Holder in any trust account.

PART 4.
EXERCISE OF WARRANTS

Method of Exercise of Warrants

4.1	The right to purchase Shares conferred by a Warrant may be exercised by the Holder surrendering the Warrant Certificate, together with a duly completed and executed Warrant Exercise Form and a certified cheque or bank draft payable to, or to the order of Company at the address as set out on the Warrant Certificate, for the purchase price applicable at the time of surrender in respect of the shares subscribed for in lawful money of the United States to the Company at the address as set out on the Warrant Exercise Form.

Effect of Exercise of Warrants

4.2	Upon surrender and payment as aforesaid, the shares so subscribed for will be deemed to have been issued, and the Holder will be deemed to have become the holder of such shares on the date of such surrender and payment, and such shares will be issued at the Exercise Price as may be adjusted in the events and in the manner described herein.

4.3	Within 10 business days after surrender and payment as aforesaid, the Company will forthwith cause to be delivered to the person in whose name the shares are directed to be registered as specified in such Warrant Exercise Form, or if no such direction is given, the Holder, a certificate for the appropriate number of shares not exceeding those which the Holder is entitled to purchase pursuant to the Warrant Certificate surrendered.

Subscription for Less than Entitlement

4.4	A Holder may purchase a number of Shares less than the number which the Holder is entitled to purchase pursuant to the surrendered Warrant Certificate. In the event of any purchase of a number of Shares less than the number which can be purchased pursuant to a Warrant Certificate, the Holder, upon exercise thereof, will, in addition to certificates representing Shares issued on such exercise, and be entitled to receive a new Warrant Certificate in respect of the balance of the Shares which the Holder was entitled to purchase pursuant to the surrendered Warrant Certificate but which were not then purchased.

4.5	The Company shall not be required to issue fractional Shares upon the exercise of the Warrants evidenced hereby and the Holder shall not be entitled to any cash payment or compensation in lieu of a fractional Share.

Expiration of Warrants

4.6	After the Expiry Date, all rights under the Warrants will wholly cease and terminate, and the Warrants will thereupon be void and of no effect.

Exercise Price

4.7	The price per share which must be paid to exercise a Warrant is the Exercise Price, as may be adjusted in the events and in the manner described herein.

Legends on Shares

4.8	In addition to the other legends that may be required by applicable law, the certificates representing Shares issued upon exercise of Warrants will bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE         , 202__ [INSERT DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE];

provided that at any time subsequent to [INSERT DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE], any certificate representing such Shares may be exchanged for a certificate bearing no such legends.

U.S. Legends: The certificates representing Shares underlying the Warrants shall bear such legend, if any, as may be required under applicable U.S. state securities laws until such time as is no longer required under the applicable requirements of such state securities laws, with such determination based upon the opinion of United States counsel acceptable to the Company.

PART 5.
ADJUSTMENTS

Adjustments

5.1	If and whenever the Shares will be subdivided into a greater or consolidated into a lesser number of shares, or in the event of any payment by the Company of a stock dividend (other than a dividend paid in the ordinary course), or in the event that the Company conducts a rights offering to its shareholders, the exercise price will be decreased or increased proportionately as the case may be. Upon any such subdivision, consolidation, payment of a stock dividend or rights offering, subject to the consent of the Exchange (if required), the number of shares deliverable upon the exercise of a Warrant and the exercise price of the Warrant will be increased or decreased proportionately as the case may be.

5.2	In case of any reclassification of the capital of the Company, or in the case of the merger, reorganization or amalgamation of the Company with, or into any other company or of the sale of substantially all of the property and assets of the Company to any other company, each Warrant will, after such reclassification of capital, merger, amalgamation or sale, confer the right to purchase that number of shares or other securities or property of the Company or of the company resulting from such reclassification, merger, amalgamation, or to which such sale will be made, as the case may be, which the Holder would then hold if the Holder had exercised the Holder’s rights under the Warrant before reclassification of capital, merger, amalgamation or sale; and in any such case, if necessary, appropriate adjustments will be made in the application of the provisions set forth in this Part 5 with respect to the rights and interest thereafter of the Holders to the end that the provisions set forth in this Part 5 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any Shares or other securities or property thereafter deliverable on the exercise of a Warrant, subject to any approvals required by the Exchange.

5.3	The adjustments provided for in this Part 5 are cumulative. Determination of Adjustments

5.4	If any question will at any time arise with respect to any adjustments to be made under §5.1 and §5.2, such question will be conclusively determined by the Company’s auditor, or, if the Company’s auditor declines to so act, any other chartered accountant in the Province of British Columbia that the Company may designate (acting reasonably) and who will have access to all appropriate records, and such determination will be binding upon the Company and the Holder.

Hold Period

5.5	The Shares received by the Holder upon the exercise of the Warrants is subject to a hold period as determined by the Securities Act (British Columbia). There may be further restrictions on resale in accordance with the requirements of any exchange, including the Canadian Securities Exchange, and/or other applicable securities laws.

PART 6.
COVENANTS BY THE COMPANY

Reservation of Shares

6.1	The Company will reserve, and there will remain unissued out of its authorized capital, a sufficient number of shares to satisfy the rights of purchase provided for in all Warrants from time to time outstanding.

Securities Qualification Requirements

6.2	If, in the opinion of counsel for the Company, any filing is required to be filed with or any permission is required to be obtained from any securities regulatory body or any other step is required under any Federal or Provincial law before any shares which the Holder is entitled to purchase pursuant to the Holder’s Warrant may properly and legally be issued upon exercise thereof, the Company covenants that it will take such action.

PART 7.
RESTRICTION ON EXERCISE

Blocking Language

7.1	Notwithstanding anything contained herein to the contrary, the rights represented by this Warrant Certificate will not be exercisable by the Holder, in whole or in part, and the Company will not give effect to any such exercise, if, after giving effect to such exercise, the Holder, together with any person or company acting jointly or in concert with the Holder (the “Joint Actors”) would in the aggregate beneficially own, or exercise control or direction over that number of voting securities of the Company which is twenty percent (20%) or greater of the total issued and outstanding voting securities of the Company, immediately after giving effect to such exercise. For greater certainty, the rights represented by this Warrant Certificate will not be exercisable by the Holder, in whole or in part, and the Company will not give effect to any such exercise, if, after giving effect to such exercise, the Holder, together with its Joint Actors, would be deemed to hold a number of voting securities sufficient to materially affect the control of the Company.

7.2	Notwithstanding any provision to the contrary contained herein, no Shares will be issued pursuant to the exercise of any Warrant if the issuance of such securities would constitute a violation of the securities laws of any applicable jurisdiction, and the certificates evidencing the Shares thereby issued may bear such legend as may, in the opinion of legal counsel to the Company, be necessary in order to avoid a violation of any securities laws of any applicable jurisdiction or to comply with the requirements of any stock exchange on which the Shares of the Company are listed, provided that, at any time, in the opinion of legal counsel to the Company, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at that holder’s expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of legal counsel satisfactory to the Company) to the effect that such holder is entitled to sell or otherwise transfer such Shares in a transaction in which such legends are not required, such legended certificate may thereafter be surrendered to the Company in exchange for a certificate which does not bear such legend.

PART 8.
MODIFICATION OF TERMS, SUCCESSORS

Modification of Terms and Conditions for Certain Purposes

8.1	From time to time the Company may, subject to the provisions of the Warrant Certificate and approval of the Exchange, when so directed by the Holders, modify the terms and conditions hereof, for any one or more or all of the following purposes:

(a)	adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel for the Company, are necessary or advisable in the circumstances;

(b)	making such provisions not inconsistent herewith as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of Warrants on any stock exchange or house;

(c)	adding to or altering the provisions hereof in respect of the registration of Warrants making provision for the exchange of Warrant Certificates of different denominations; and making any modification in the form of Warrant Certificates which does not affect the substance thereof;

(d)	for any other purpose not inconsistent with the terms hereof, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein; and

(e)	to evidence any succession of any corporation and the assumption by any successor of the covenants of the Company herein and in the Warrants contained as provided hereafter in this Part 8.

Company may Amalgamate on Certain Terms

8.2	Nothing herein contained will prevent any amalgamation or merger of the Company with or into any other company, or the sale of the property or assets of the Company to any company lawfully entitled to acquire the same; provided however that the company formed by such merger or amalgamation or which acquires by conveyance or transfer all or substantially all the properties and assets of the Company will be a company organized and existing under the laws of Canada or of the United States of America or any Province, State, District or Territory thereof, which will, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company and will succeed to and be substituted for the Company, and such changes in phraseology and form (but not in substance) may be made in the Warrant Certificate as may be appropriate in view of such amalgamation, merger or transfer.

Additional Financings

8.3	Nothing herein contained will prevent the Company from issuing any other securities or rights with respect thereto during the period within which a Warrant is exercisable, upon such terms as the Company may deem appropriate.

[End of Schedule “A”]

APPENDIX “A”

INSTRUCTIONS TO HOLDERS

TO EXERCISE:

To exercise Warrants, the Holder must complete, sign and deliver the Warrant Exercise Form, attached as Appendix and deliver the Warrant Certificate(s) to the Company, indicating the number of common shares to be acquired.

TO TRANSFER:

To transfer Warrants, the Holder must complete, sign and deliver the Warrant Transfer Form, attached as Appendix and deliver the Warrant Certificate(s) to the Company. The Company may require such other certificates or opinions to evidence compliance with applicable securities legislation in Canada.

To transfer Warrants, the Warrant Holder’s signature on the Warrant Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

GENERAL:

If forwarding any documents by mail, registered mail must be employed.

If the Warrant Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Warrant Certificate must also be accompanied by evidence of authority to sign satisfactory to the Company.

The address of the Company is:

Draganfly Inc.

2108 St. George Avenue

Saskatoon, Saskatchewan, S7M 0K7

Attention: Chief Financial Officer

Telephone: +1 (306)-955-9907

[End of Appendix “A”]

APPENDIX “B”

WARRANT EXERCISE FORM

TO:	Draganfly Inc.
2108 St. George Avenue
Saskatoon, Saskatchewan, S7M 0K7
Attention: Chief Financial Officer
Telephone: +1 (306)-955-9907

The undersigned Holder of the within Warrants hereby subscribes for __________ common shares (the “Shares”) of DRAGANFLY INC. (the “Company”) pursuant to the within Warrants on the terms and price specified in the Warrants. This subscription is accompanied by a certified cheque or bank draft payable to or to the order of the Company for the whole amount of the purchase price of the Shares.

The undersigned hereby directs that the Shares be registered as follows:

NAME(S) IN FULL	ADDRESS(ES)	NO. OF SHARES

The undersigned Holder represents and warrants that he or she is an “accredited investor”, as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (a “U.S. Accredited Investor”), and has completed the U.S. Accredited Investor Status Certificate in the form attached to this exercise form; OR Holder is a “qualified investor” meaning the aggregate exercise price you pay is not more than ten percent (10%) of the greater of your annual income or your net worth. DIFFERENT RULES MAY APPLY TO NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A+.

STOP:

COMPLETE THE FOLLOWING ONLY IF THE WARRANTS AND/OR THE UNDERLYING SHARES ARE NOT QUALIFIED UNDER REGULATION A, TIER 2.

Unless the Shares have been registered or qualified under Regulation A under the U.S. Securities Act, and the applicable state securities legislation, as at the time of exercise hereunder, the undersigned Warrantholder represents, warrants and certifies as follows (check one):

(A) ☐	the undersigned Warrantholder at the time of exercise of the Warrant is not in the United States, is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising the Warrant for the account or benefit of a U.S. person or a person in the United States (as defined in Regulation S), and did not execute or deliver this exercise form in the United States; OR

(B) ☐	the undersigned Warrantholder is resident in the United States, is a U.S. person, or is exercising the Warrant for the account or benefit of a U.S. person or a person in the United States (a “U.S. Holder”), and is an “accredited investor”, as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (a “U.S. Accredited Investor”), and has completed the U.S. Accredited Investor Status Certificate in the form attached to this exercise form; OR

(C) ☐	if the undersigned Warrantholder is a U.S. Holder, the undersigned Warrantholder has delivered to the Company and the Company’s transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Company) or such other evidence satisfactory to the Company to the effect that with respect to the common shares to be delivered upon exercise of the Warrant, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws, or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

Note: Unless the Shares have been registered or qualified under Regulation A under the U.S. Securities Act and the applicable state securities legislation certificates representing Shares will not be registered or delivered to an address in the United States unless box (B) or (C) immediately above is checked.

If the undersigned Warrantholder has indicated that the undersigned Warrantholder is a U.S. Accredited Investor by marking box (B) above, the undersigned Warrantholder additionally represents and warrants to the Company that:

1	the undersigned Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Common Shares, and the undersigned is able to bear the economic risk of loss of his or her entire investment;

2.	the undersigned is: (i) purchasing the Shares for his or her own account or for the account of one or more U.S. Accredited Investors with respect to which the undersigned is exercising sole investment discretion, and not on behalf of any other person; (ii) is purchasing the Shares for investment purposes only and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws; and (iii) in the case of the purchase by the undersigned of the Shares as agent or trustee for any other person or persons (each a “Beneficial Owner”), the undersigned Warrantholder has due and proper authority to act as agent or trustee for and on behalf of each such Beneficial Owner in connection with the transactions contemplated hereby; provided that: (x) if the undersigned Warrantholder, or any Beneficial Owner, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the undersigned Warrantholder or each such Beneficial Owner was not incorporated or created solely, nor is it being used primarily to permit purchases without a prospectus or registration statement under applicable law; and (y) each Beneficial Owner, if any, is a U.S. Accredited Investor; and

3.	the undersigned has not exercised the Warrants as a result of any form of general solicitation or general advertising (as such terms are used in Rule 502 of Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, television, the Internet or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

If the undersigned has indicated that the undersigned is a U.S. Accredited Investor by marking box (B) above, the undersigned also acknowledges and agrees that:

1.	the Company has provided to the undersigned the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, and the undersigned has had access to such information concerning the Company as the undersigned has considered necessary or appropriate in connection with the undersigned’s investment decision to acquire the Shares;

2.	if the undersigned decides to offer, sell or otherwise transfer any of the Shares, the undersigned must not, and will not, offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:

a)	the sale is to the Company;

b)	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

c)	the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

d)	the Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities,

and in the case of (c) or (d) above, it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company;

3.	the Shares are “restricted securities” under applicable federal securities laws and that the U.S. Securities Act and the rules of the United States Securities and Exchange Commission provide in substance that the undersigned may dispose of the Shares only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom;

4.	the Company has no obligation to register any of the Shares or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder);

5.	the certificates representing the Shares (and any certificates issued in exchange or substitution for the Shares) will bear a legend stating that such securities have not been registered under the U.S. Securities Act or the securities laws of any state of the United States, and may not be offered for sale or sold unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or unless an exemption from such registration requirements is available;

6.	the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

7.	there may be material tax consequences to the undersigned of an acquisition or disposition of the Shares;

8.	the Company gives no opinion and makes no representation with respect to the tax consequences to the undersigned under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of any Shares; in particular, no determination has been made whether the Company will be a “passive foreign investment company” (commonly known as a “PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code;

9.	funds representing the subscription price for the Shares which will be advanced by the undersigned to the Company upon exercise of the Warrants will not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), and the undersigned acknowledges that the Company may in the future be required by law to disclose the undersigned’s name and other information relating to this exercise form and the undersigned’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the subscription price to be provided by the undersigned (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the undersigned, and it shall promptly notify the Company if the undersigned discovers that any of such representations ceases to be true and provide the Company with appropriate information in connection therewith; and

10.	the undersigned consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this subscription form.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the Warrantholder hereof and will be sent by first class mail to the last address of the Warrantholder appearing on the register maintained for the Warrants.

DATED this _____ day of _______________

Signature of witness	Signature of Holder

Witness’s Name	Name and Title of Authorized Signatory for the Holder

Please print below your name and address in full.

Legal Name:

Address:

INSTRUCTIONS FOR SUBSCRIPTION

The signature to the subscription must correspond in every particular with the name written upon the face of the Warrant Certificate without alteration. If the registration in respect of the certificates representing the Shares to be issued upon exercise of the Warrants differs from the registration of the Warrant Certificates the signature of the registered holder must be guaranteed by an authorized officer of a Canadian chartered bank, or of a major Canadian trust company, or by a medallion signature guarantee from a member recognized under the Signature Medallion Guarantee Program, or from a similar entity in the United States, if this transfer is executed in the United States, or in accordance with industry standards.

In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of the Company.

If the Warrant Certificate and the form of subscription are being forwarded by mail, registered mail must be employed.

U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

In connection with the exercise of certain outstanding warrants of DRAGANFLY INC. (the “Company”) by the Warrantholder, the Warrantholder hereby represents and warrants to the Company that the Warrantholder, and each beneficial owner (each a “Beneficial Owner”), if any, on whose behalf the Warrantholder is exercising such warrants, satisfies one or more of the following categories of Accredited Investor (please write “W/H” for the undersigned Warrantholder, and “B/O” for each beneficial owner, if any, on each line that applies):

_______ (1)	Any bank as defined in Section 3(a)(2) of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; any investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as such term is defined in Rule 501 of Regulation D of the U.S. Securities Act);

_______ (2)	Any private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;

_______ (3)	Any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

_______ (4)	Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment);

_______ (5)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase, exceeds US$1,000,000 (for the purposes of calculating net worth, (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of this certification, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of this certification exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability);

_______ (6)	A natural person who had annual gross income during each of the last two full calendar years in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) and reasonably expects to have annual gross income in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) during the current calendar year, and no reason to believe that his or her annual gross income will not remain in excess of US$200,000 (or that together with his or her spouse will not remain in excess of US$300,000) for the foreseeable future;

_______ (7)	Any director or executive officer of the Company; or

_______ (8)	Any entity in which all of the equity owners meet the requirements of at least one of the above categories (if this alternative is selected you must identify each equity owner and provide statements for each demonstrating how they qualify as an accredited investor).

[End of Appendix “B”]

APPENDIX “C”

WARRANT TRANSFER FORM

TO:	Draganfly Inc.
2108 St. George Avenue
Saskatoon, Saskatchewan, S7M 0K7
Attention: Chief Financial Officer
Telephone: +1 (306)-955-9907

FOR VALUE RECEIVED, the undersigned holder of the within Warrants hereby sells, assigns and transfers to ____________________________, _____________________, Warrants of Draganfly Inc. (the “Company”) registered in the name of the undersigned on the records of the Company and irrevocably appoints _______________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

The undersigned hereby directs that the Warrants hereby transferred be issued and delivered as follows:

NAME(S) IN FULL	ADDRESS(ES)	NO. OF SHARES

DATED this _____ day of ________________, 20____.

Signature of Warrant Holder	Signature Guaranteed

INSTRUCTIONS FOR TRANSFER

Signature of the Warrant Holder must be the signature of the person appearing on the face of this Warrant Certificate.

If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

The signature on the Transfer Form must be guaranteed by a chartered bank or trust company, or a member firm of an approved signature guarantee medallion program. The guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

The Warrants will only be transferable in accordance with applicable laws. The Warrants and the common shares issuable upon exercise thereof not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or under the securities laws of any state of the United States, and may not be transferred to or for the account or benefit of a U.S. person or any person in the United States without registration under the U.S. Securities Act and applicable state securities laws, or compliance with the requirements of an exemption from registration. “United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

[End of Appendix “C”]